UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2015

Carbon Credit International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-199371	47-1574990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1247 N. ORANGE GROVE AVE SUITE 106 LOS ANGELES, CA	90046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 716-1612

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Carbon Credit International, Inc., dated May 1, 2015 (the “Original Form 8-K”). This Form 8-K/A is being filed to disclose the following information unintentionally omitted from the Original Form 8-K.:1) a forward stock split that took effect May 1, 2015, 2) reference to resignation of Amber Marie Chavez as Secretary, 3) history of the newly appointed Secretary, and 4) information regarding sale of the shares of the Company’s common stock in the offering conducted pursuant to the Registration Statement on Form S-1, File No. 333-199371 (the “Registration Statement”) and completion of that offering.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 1, 2015, Amber Marie Chavez resigned as Secretary but remains the President, Treasurer, Chief Executive Officer, Chief Accounting Officer and the sole Director of the Company. Effective May 1, 2015, Mariya Melnik was appointed by our Board of Directors of the Company as Secretary to serve at the pleasure of the Board of Directors. Ms. Melnik worked from 2006-2010 for KPA Law LLP as a research assistant, from 2011-2012 at Expert Care Hospice, Inc. as a senior manager, and from 2012-present at Heaven Hospice, Inc. as Administrator.

Item 8.01 – Other Events

Between March 30, 2015 and April 30, 2015 we sold 201,000 shares of our Common Stock in the offering conducted pursuant to the Registration Statement (the “Offering”). On May 1, 2015, our Board of Directors determined that the Offering was completed as of May 1, 2015.

On May 1, 2015, our Board of Directors also declared a 4-for-1 forward stock split of the Company’s outstanding common stock, $0.0001 par value per share (the “Common Stock”) in the form of a dividend with a record date of May 1, 2015 (the “Record Date”).  Each holder of the Company’s Common Stock as of the Record Date received three additional shares of our Common Stock for each one share owned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBON CREDIT INTERNATIONAL, INC.

By:	/s/ Amber Marie Chavez
	Name:	Amber Marie Chavez
	Title:	Chief Executive Officer

Date: September 22, 2015